Exhibit 10.3

                          OPTION CANCELLATION AGREEMENT

THIS AGREEMENT made the       day of February, 2011
                        -----

BETWEEN:
          American Paramount Gold Corp.
          (the "COMPANY")
AND:
          -----------------------------
          (the "OPTION HOLDER")

WHEREAS:

A. The Parties entered into a option agreement (the "Option Agreement") dated ____________. Pursuant to the Option Agreement, the Company issued to the Option Holder non-transferable stock options (the "OPTIONS") to purchase ______________ common shares of the Company exercisable at a price of $________ per share, which options remain unexercised.

B. The Parties have agreed to the termination of the Option Agreement, and the parties have determined it in their mutual best interest to cancel the Options, in order that the Company can and award additional options under the Stock Option Plan at a price reflective of current market conditions.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained herein and of the grant of additional Options (the sufficiency whereof is hereby acknowledged by the parties), the parties hereby agree to and with each other as follows:

1. CANCELLATION OF OPTIONS

     1.1 The Options shall be cancelled effective on the date of this Agreement.

2. RELEASE

     2.1 Option Holder, personally and on behalf of with his attorneys, heirs, executors, administrators, and assigns, does hereby remise, release and forever discharge the Company, its respective directors, officers, shareholders, employees and agents, and their respective successors and assigns, of and from all claims, causes of action, suits and demands whatsoever which Option Holder ever had, now or may have howsoever arising out of the original grant and this cancellation of the Options.

3. COUNTERPARTS

     3.1 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

4. ELECTRONIC MEANS

     4.1 Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

5. FURTHER ASSURANCES

     5.1 As and so often as may be required, the parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as in the opinion of the Company or its counsel are necessary or advisable to give full effect to the provisions and intent of this Agreement.

6. PROPER LAW

     6.1 This Agreement will be governed by and construed in accordance with the law of the State of Nevada.

7. INDEPENDENT LEGAL ADVICE

     7.1 By signing this Agreement, Option Holder confirms that he fully understands this Agreement and has obtained independent legal advice.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement.

AMERICAN PARAMOUNT GOLD CORP.


Per:
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     Director, President and Chief Executive Officer


OPTION HOLDER


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